                              CERTIFICATE OF TRUST
                                       OF
                         WESTERN ATLAS CAPITAL TRUST I

     This CERTIFICATE OF TRUST OF WESTERN ATLAS CAPITAL TRUST I (the "Trust"), dated as of March 9, 1998, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801, et seq.).

     1. Name. The name of the business trust formed hereby is Western Atlas Capital Trust I.

     2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are Chase Manhattan Bank Delaware, 1201 Market Street, Wilmington, Delaware 19801.

     3. Effective Date. This Certificate of Trust shall be effective upon filing.

     IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first above written.

                                          Chase Manhattan Bank Delaware
                                          not in its individual capacity but
                                          solely as Delaware Trustee of the
                                          Trust

                                          By: /s/  JOHN J. CASHIN
                                             -----------------------------------
                                             Name: John J. Cashin
                                             Title: Authorized Signatory

                                          /s/  JAMES E. BRASHER
                                          --------------------------------------
                                          James E. Brasher,
                                          not in his individual capacity but
                                          solely as trustee of the Trust